Exhibit 99.1
News Release
nVent Delivers Record Sales, Orders and Backlog in Q3 2025

Raises Full-Year Sales and EPS Guidance

•Reported sales from continuing operations of $1.1 billion up 35%, organically up 16%
•Reported EPS from continuing operations of $0.73 up 55%; Adjusted EPS from continuing operations of $0.91 up 44%
•Cash Flows from continuing operations of $272 million, up 72%; Free Cash Flow of $253 million, up 77%
•Raising full-year sales and EPS guidance:
◦Reported sales growth to 27% to 28%; Organic sales growth to 10% to 11%
◦Reported EPS to $2.57 to $2.59; Adjusted EPS to $3.31 to $3.33
Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – October 31, 2025 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced strong financial results for the third quarter of 2025 and provided guidance for the fourth quarter and full-year 2025. The third quarter performance included record orders, sales and backlog, and new products and acquisitions performed ahead of expectations.
“This was our first billion-dollar sales quarter, and we had record orders, backlog and strong cash flow. We also launched a number of new products, expanded capacity in several facilities to support data center and power utility growth, and executed on our acquisition integration playbook,” said Beth Wozniak, nVent chair and chief executive officer. “Our portfolio transformation is driving success, and we are raising our full-year sales and EPS guidance to reflect our record third quarter performance and our significant momentum in data centers. I want to recognize the hard work and dedication of our nVent team to deliver these outstanding results.”
Reported sales in the third quarter totaled $1.1 billion. This performance represents an increase of 35 percent. Organically, sales grew 16 percent, which excludes the impact from acquisitions and currency fluctuations.
Third quarter 2025 earnings per diluted share (“EPS”) from continuing operations were $0.73, up 55 percent, while on an adjusted basis, the company had EPS from continuing operations of $0.91, up 44 percent. Adjusted EPS, adjusted operating income, adjusted net income and free cash flow are non-GAAP financial measures described in the attached Non-GAAP Financial Measures section of this press release.
Third quarter 2025 operating income was $166 million, up 25 percent, compared to $133 million in the third quarter of 2024. Adjusted operating income was $213 million, up 27 percent, compared to $168 million in the third quarter of 2024.
nVent had net cash provided by operating activities of continuing operations of $272 million in the third quarter compared to $158 million in the third quarter of 2024. Free cash flow generated was $253 million in the third quarter compared to $143 million in the third quarter of 2024.
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THIRD QUARTER PERFORMANCE ($ in millions)(1)

nVent Electric plc
	Three months ended
	September 30, 2025	September 30, 2024	% / point change
Net Sales	$1,054	$782	35%
Organic			16%
Operating Income	$166	$133	25%
Reported ROS	15.8%	17.0%	-120 bps
Adjusted Operating Income	$213	$168	27%
Adjusted ROS	20.2%	21.5%	-130 bps

Systems Protection
	Three months ended
	September 30, 2025	September 30, 2024	% / point change
Net Sales	$716	$477	50%
Organic			23%
Adjusted ROS	20.4%	21.9%	-150 bps

Electrical Connections
	Three months ended
	September 30, 2025	September 30, 2024	% / point change
Net Sales	$338	$305	11%
Organic			5%
Adjusted ROS	30.0%	30.4%	-40 bps
(1) Certain figures presented in the tables are rounded.
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GUIDANCE FOR FULL-YEAR AND FOURTH QUARTER 2025
The company now estimates reported sales growth for full-year 2025 of 27 to 28 percent versus prior guidance of 24 to 26 percent. This new guidance range represents 10 to 11 percent organic sales growth versus prior guidance of 8 to 10 percent. The company now expects full-year 2025 EPS of $2.57 to $2.59 on a GAAP basis and adjusted EPS of $3.31 to $3.33, versus prior guidance of $2.48 to $2.56 on a GAAP basis and adjusted EPS of $3.22 to $3.30.
The company estimates fourth quarter 2025 reported sales growth of 31 to 33 percent and organic sales growth of 15 to 17 percent. The company estimates fourth quarter 2025 EPS on a GAAP basis of $0.67 to $0.69 and adjusted EPS of $0.87 to $0.89.
DIVIDENDS
nVent previously announced on September 22, 2025 that its Board of Directors approved a regular cash dividend of $0.20 per share, payable during the third quarter on November 7, 2025.
EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s third quarter performance on a conference call with analysts and investors at 9:00 a.m. ET today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 1-833-630-1071 or 1-412-317-1832 approximately ten minutes before the 9:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through November 14, 2025 by dialing 1-877-344-7529 or 1-412-317-0088, along with the access code 3898156.
About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of systems protection and electrical connections solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office in the United States is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, ILSCO, SCHROFF and TRACHTE.
nVent, CADDY, ERICO, HOFFMAN, ILSCO, SCHROFF and TRACHTE are trademarks owned or licensed by nVent Services GmbH or its affiliates.
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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these factors are adverse effects on our business operations or financial results, including the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions, including the Electrical Products Group acquisition; competition and pricing pressures in the markets we serve; the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with military conflicts; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.
Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com
Media Contact
Kevin H. King
Vice President, Global Communications
nVent
763.291.0526
Kevin.King@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
In millions, except per share data	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net sales	$1,054.0	$782.0	$2,826.4	$2,253.9
Cost of goods sold	659.3	470.9	1,746.2	1,344.3
Gross profit	394.7	311.1	1,080.2	909.6
% of net sales	37.4%	39.8%	38.2%	40.4%
Selling, general and administrative	207.8	161.8	570.0	450.7
% of net sales	19.7%	20.7%	20.2%	20.0%
Research and development	20.6	16.1	57.2	48.9
% of net sales	2.0%	2.1%	2.0%	2.2%
Operating income	166.3	133.2	453.0	410.0
% of net sales	15.8%	17.0%	16.0%	18.2%
Other expense (income)
Net interest expense	20.9	30.4	55.9	76.6
Other expense	1.2	1.2	3.4	3.3
Income before income taxes	144.2	101.6	393.7	330.1
Provision for income taxes	25.2	22.7	81.0	72.8
Effective tax rate	17.5%	22.3%	20.6%	22.1%
Net income from continuing operations	119.0	78.9	312.7	257.3
Income from discontinued operations, net of tax	2.2	26.1	278.7	63.8
Net income	$121.2	$105.0	$591.4	$321.1
Earnings per ordinary share
Basic
Continuing operations	$0.74	$0.47	$1.92	$1.55
Discontinued operations	0.01	0.16	1.71	0.39
Basic earnings per ordinary share	$0.75	$0.63	$3.63	$1.94
Diluted
Continuing operations	$0.73	$0.47	$1.90	$1.53
Discontinued operations	0.01	0.15	1.69	0.38
Diluted earnings per ordinary share	$0.74	$0.62	$3.59	$1.91
Weighted average ordinary shares outstanding
Basic	161.2	165.6	162.7	165.7
Diluted	163.6	168.1	164.8	168.5
Cash dividends paid per ordinary share	$0.20	$0.19	$0.60	$0.57

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2025	December 31, 2024
In millions
Assets
Current assets
Cash and cash equivalents	$126.9	$131.2
Accounts and notes receivable, net	718.2	473.1
Inventories	455.2	360.3
Other current assets	230.7	123.9
Current assets held for sale	—	300.8
Total current assets	1,531.0	1,389.3
Property, plant and equipment, net	401.6	347.9
Other assets
Goodwill	2,678.8	2,221.8
Intangibles, net	1,916.9	1,587.0
Other non-current assets	237.4	213.6
Non-current assets held for sale	—	975.3
Total other assets	4,833.1	4,997.7
Total assets	$6,765.7	$6,734.9
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$13.8	$37.5
Accounts payable	340.7	280.1
Employee compensation and benefits	134.5	95.0
Other current liabilities	483.6	266.5
Current liabilities held for sale	—	122.5
Total current liabilities	972.6	801.6
Other liabilities
Long-term debt	1,579.5	2,117.5
Pension and other post-retirement compensation and benefits	148.3	131.7
Deferred tax liabilities	229.8	242.7
Other non-current liabilities	206.5	157.9
Non-current liabilities held for sale	—	45.9
Total liabilities	3,136.7	3,497.3
Equity	3,629.0	3,237.6
Total liabilities and equity	$6,765.7	$6,734.9
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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2025	September 30, 2024
Operating activities
Net income	$591.4	$321.1
Less: Income from discontinued operations, net of tax	278.7	63.8
Net income from continuing operations	312.7	257.3
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities
Depreciation	45.0	37.8
Amortization	106.0	66.7
Deferred income taxes	(2.5)	0.3
Share-based compensation	30.8	20.1
Amortization of bridge financing debt issuance costs	—	2.2
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(138.4)	(10.3)
Inventories	(62.8)	0.3
Other current assets	36.4	(28.1)
Accounts payable	49.2	(11.7)
Employee compensation and benefits	27.7	(13.1)
Other current liabilities	19.8	2.6
Other non-current assets and liabilities	2.7	—
Net cash provided by (used for) operating activities of continuing operations	426.6	324.1
Net cash provided by (used for) operating activities of discontinued operations	(163.8)	94.4
Net cash provided by (used for) operating activities	262.8	418.5
Investing activities
Capital expenditures	(56.6)	(47.5)
Proceeds from sale of property and equipment	1.7	0.5
Acquisitions, net of cash acquired	(974.9)	(677.7)
Net cash provided by (used for) investing activities of continuing operations	(1,029.8)	(724.7)
Net cash provided by (used for) investing activities of discontinued operations	1,584.5	(5.6)
Net cash provided by (used for) investing activities	554.7	(730.3)
Financing activities
Net receipts of revolving credit facility	30.4	—
Proceeds from long-term debt	275.0	500.0
Repayments of long-term debt	(869.7)	(22.5)
Debt issuance costs	(1.9)	(3.9)
Dividends paid	(98.0)	(95.3)
Shares issued to employees, net of shares withheld	7.7	(0.2)
Repurchases of ordinary shares	(253.1)	(100.0)
Net cash provided by (used for) financing activities	(909.6)	278.1
Effect of exchange rate changes on cash and cash equivalents	29.1	(4.0)
Change in cash and cash equivalents	(63.0)	(37.7)
Cash and cash equivalents, beginning of period	131.2	179.6
Cash and cash equivalents within assets held for sale, beginning of period	58.7	5.5
Less: Cash and cash equivalents within assets held for sale, end of period	—	10.3
Cash and cash equivalents, end of period	$126.9	$137.1
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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2025
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Systems Protection	$508.2	$632.0	$715.6	$1,855.8
Electrical Connections	301.1	331.1	338.4	970.6
Total	$809.3	$963.1	$1,054.0	$2,826.4
Reportable segment income
Systems Protection	$104.2	$137.1	$146.2	$387.5
Electrical Connections	85.1	94.9	101.6	281.6
Reportable segment income	189.3	232.0	247.8	669.1
Enterprise and other	(27.1)	(32.0)	(34.5)	(93.6)
Adjusted operating income	$162.2	$200.0	$213.3	$575.5
Return on sales
Systems Protection	20.5%	21.7%	20.4%	20.9%
Electrical Connections	28.3%	28.7%	30.0%	29.0%
Adjusted return on sales	20.0%	20.8%	20.2%	20.4%

nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2024
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Systems Protection	$439.9	$440.8	$477.1	$1,357.8
Electrical Connections	292.2	299.0	304.9	896.1
Total	$732.1	$739.8	$782.0	$2,253.9
Reportable segment income
Systems Protection	$94.8	$103.8	$104.4	$303.0
Electrical Connections	85.2	92.5	92.6	270.3
Reportable segment income	180.0	196.3	197.0	573.3
Enterprise and other	(24.1)	(26.9)	(28.6)	(79.6)
Adjusted operating income	$155.9	$169.4	$168.4	$493.7
Return on sales
Systems Protection	21.6%	23.5%	21.9%	22.3%
Electrical Connections	29.2%	30.9%	30.4%	30.2%
Adjusted return on sales	21.3%	22.9%	21.5%	21.9%
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NON-GAAP FINANCIAL MEASURES
This press release refers to certain non-GAAP financial measures (organic sales, adjusted operating income, adjusted return on sales, adjusted net income, adjusted diluted earnings per share and free cash flow) and a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in the Company's financial statements prepared in accordance with generally accepted accounting principles. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
As a result of the previously announced agreement to sell the Thermal Management business, the Company is reporting the results of that business as discontinued operations and has reclassified all prior periods presented. Results referenced herein reflect continuing operations.
The 2025 and 2024 adjusted operating income, adjusted return on sales, adjusted net income and adjusted diluted earnings per share eliminate, where applicable:
•Expense related to certain targeted restructuring activities.
•Expense related to certain acquisition and integration activities associated with our business acquisitions, and transaction costs associated with our business divestiture.
•Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization, associated with those acquisitions. The Company excludes these non-cash expenses because the Company believes it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of the Company's results with the results of other companies as the amortization expense, inventory step-up amortization, and acquisition related expenses may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although the Company excludes amortization of these acquired intangible assets and inventory step-up from its non-GAAP results, the Company believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted results.
•Impairment of equity investments.
•Release of guarantee liabilities.
•Pension and other postretirement mark-to-market loss (gain). The Company recognizes changes in the fair value of plan assets and net actuarial gains or losses for pension and other post-retirement benefits as a mark-to-market adjustment. Net actuarial gains and losses occur when the actual experience differs from any of the various assumptions used to value the Company's pension and other post-retirement plans or when assumptions change. This accounting method also results in the potential for volatile and difficult to forecast mark-to-market adjustments. The Company believes that the exclusion of pension and other postretirement mark-to-market loss (gain) better reflects the ongoing costs of providing pension and postretirement benefits to its employees.
•Amortization of bridge financing debt issuance costs.
•Income tax effects of the above adjustments, which are calculated using the Company's estimated non-GAAP tax rate. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and do not necessarily reflect our long-term operations. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company's geographic earnings mix including due to acquisition activity or other changes in our strategy or business operations.
The Company uses the term "organic sales" to refer to GAAP net sales excluding 1) the impact of currency translation and 2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations ("acquisition sales"). The portion of GAAP net sales attributable to currency translation is calculated as the difference between (a) the period-to-period change in net sales (excluding acquisition sales) and (b) the period-to-period change in net sales (excluding acquisition sales) after applying prior period foreign exchange rates to the current year period. The Company uses the term "organic sales growth" to refer to the measure of comparing current period organic net sales with the corresponding period of the prior year.
Management utilizes these adjusted financial measures to assess the run-rate of its continuing operations against those of prior periods without the distortion of these factors that the Company does not consider components of our core operating performance. The Company believes that these non-GAAP financial measures will be useful to investors as well to assess the continuing strength of the Company's underlying operations. In addition, adjusted diluted earnings per share is used as a criterion to measure and pay long-term incentive compensation and adjusted operating income is used as a criterion to measure and pay annual incentive compensation.
The Company uses free cash flow to assess its cash flow performance. The Company believes free cash flow is an important measure of liquidity because it provides the Company and its investors useful information regarding the Company's ability to generate cash without reliance on external financing. Management uses free cash flow to evaluate the resources available to pay dividends, make acquisitions, repay debt, repurchase shares and make investments in the business. In addition, free cash flow is used as criterion to measure and pay annual incentive compensation.
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for continuing operations for the year ending December 31, 2025 excluding the effect of adjustments (Unaudited)

	Actual			Forecast (1)
In millions, except per share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$809.3	$963.1	$1,054.0
Operating income	130.0	156.7	166.3
Return on sales	16.1%	16.3%	15.8%
Adjustments:
Restructuring and other	0.9	3.1	2.7
Acquisition transaction and integration costs	3.1	4.3	2.4
Intangible amortization	28.2	35.9	41.9
Adjusted operating income (non-GAAP measure)	$162.2	$200.0	$213.3
Adjusted return on sales (non-GAAP measure)	20.0%	20.8%	20.2%

Net income from continuing operations	$87.0	$106.7	$119.0	$112	$425
Adjustments to operating income	32.2	43.3	47.0	41	164
Income tax adjustments	(7.1)	(9.4)	(16.8)	(9)	(42)
Adjusted net income from continuing operations (non-GAAP measure)	$112.1	$140.6	$149.2	$144	$547
Earnings per ordinary share - diluted
Diluted earnings per ordinary share from continuing operations	$0.52	$0.65	$0.73	$0.67 - $0.69	$2.57 - $2.59
Adjustments	0.15	0.21	0.18	0.20	0.74
Adjusted diluted earnings per ordinary share from continuing operations (non-GAAP measure)	$0.67	$0.86	$0.91	$0.87 - $0.89	$3.31 - $3.33
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for continuing operations for the year ended December 31, 2024 excluding the effect of adjustments (Unaudited)
In millions, except per share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$732.1	$739.8	$782.0	$752.2	$3,006.1
Operating income	131.9	144.9	133.2	117.1	527.1
Return on sales	18.0%	19.6%	17.0%	15.6%	17.5%
Adjustments:
Restructuring and other	1.1	2.0	2.8	1.6	7.5
Acquisition transaction and integration costs	2.5	3.0	5.6	2.8	13.9
Intangible amortization	20.4	19.5	26.8	28.0	94.7
Impairment of equity investments	—	—	—	8.8	8.8
Adjusted operating income (non-GAAP measure)	$155.9	$169.4	$168.4	$158.3	$652.0
Adjusted return on sales (non-GAAP measure)	21.3%	22.9%	21.5%	21.0%	21.7%

Net income from continuing operations	$85.2	$93.2	$78.9	$(16.5)	$240.8
Adjustments to operating income	24.0	24.5	35.2	41.2	124.9
Pension and post-retirement mark-to-market loss	—	—	—	(0.1)	(0.1)
Release of guarantee liability	—	—	—	(12.5)	(12.5)
Amortization of bridge financing debt issuance costs	—	2.2	—	—	2.2
Income tax adjustments (1)	(7.2)	(6.9)	(8.8)	86.2	63.3
Adjusted net income from continuing operations (non-GAAP measure)	$102.0	$113.0	$105.3	$98.3	$418.6
Earnings per ordinary share - diluted
Diluted earnings (loss) per ordinary share from continuing operations	$0.51	$0.55	$0.47	$(0.10)	$1.43
Adjustments	0.10	0.12	0.16	0.69	1.06
Adjusted diluted earnings per ordinary share from continuing operations (non-GAAP measure)	$0.61	$0.67	$0.63	$0.59	$2.49
(1) Income tax adjustments in the fourth quarter include $92.8 million resulting from the recording of a valuation allowance related to the tax benefit of statutory losses at a foreign holding company.

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nVent Electric plc
Reconciliation of Net Sales Growth (GAAP measure) to Organic Net Sales Growth (non-GAAP measure) by Segment for the quarter ended September 30, 2025 (Unaudited)

	Q3 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	16.0%	1.0%	17.8%	34.8%
Systems Protection	23.2%	1.2%	25.6%	50.0%
Electrical Connections	4.7%	0.6%	5.7%	11.0%

Reconciliation of Net Sales Growth (GAAP measure) to Organic Net Sales Growth (non-GAAP measure)
for the quarter and year ending December 31, 2025 (Unaudited)

	Forecast (1)
	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	15 - 17%	1%	15%	31 - 33%	10 - 11%	1%	16%	27 - 28%
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Nine months ended
In millions	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net cash provided by (used for) operating activities of continuing operations	$271.7	$158.4	$426.6	$324.1
Capital expenditures	(18.6)	(15.7)	(56.6)	(47.5)
Proceeds from sale of property and equipment	0.1	0.2	1.7	0.5
Free cash flow (non-GAAP measure)	$253.2	$142.9	$371.7	$277.1